[QUARLES & BRADY LLP LETTERHEAD]


                            CONSENT OF LEGAL COUNSEL

We hereby consent to the incorporation by reference into this Post-Effective Amendment to this Registration Statement on Form N-1A of The AAL Mutual Funds (the "Registrant") of our opinion as to the legality of the Registrant's shares of common stock of all series and all classes covered by this Registration Statement, and we further consent to the identification of our firm in the Prospectus and Statement of Additional Information included as parts of that Registration Statement.

                                                       /s/ Quarles & Brady LLP
                                                       -------------------------
                                                       Quarles & Brady LLP